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                                                                    Exhibit 10.7


                             APPLIED INNOVATION INC.

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made this 23rd day of October, 1997, by and between William J. Mrukowski and APPLIED INNOVATION INC., a Delaware corporation with its principal office at 5800 Innovation Drive, Dublin, Ohio 43016, its affiliates, subsidiaries, successors and assigns (the "Company").

                                    RECITALS
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         A. The Company is engaged in the business of developing, manufacturing and marketing data communications equipment, internet access devices, software and services to telephone companies, interexchange telephone carriers, cable television companies, and electric utilities, for alarm data communications, network mediation and management, interoperability of networks, and network switching and routing, and develops and uses valuable technical and nontechnical trade secrets and other confidential information which it desires to protect.

         B. The Company invests considerable resources in recruiting, training and developing employees to perform specialized services and fill individualized customer needs in a highly competitive market. The Company has also invested extensive resources in developing and retaining its major customers and its contacts with key employees of its major customers.

         C. You desire to be employed by the Company in a position of trust and confidence as Vice President of Sales.

         D. The Company desires to maximize your effectiveness and professional growth by continuing to allow you access to its trade secrets and confidential information, but at the same time wishes to ensure that you exert your full-time best efforts on behalf of the Company, except as provided herein, and to ensure that the Company's trade secrets and confidential information are maintained in confidence and used only for the benefit of the Company and not for the purpose of competition with the Company.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, the parties agree as follows:

         1. CONSIDERATION. The Company shall employ you and provide you with access to certain Confidential Information as defined in this Agreement and other valuable consideration as provided for in Sections 3, 4, and 5 of this Agreement.

         2. RESTRICTED EMPLOYMENT. While employed by the Company, you shall devote your best efforts to the business of the Company and shall not engage in any outside employment or consulting work without first securing the written consent of the Company. Furthermore, so long as you are employed under this Agreement, you agree to devote your full time and efforts exclusively on behalf of the Company and to competently, diligently, and effectively discharge your duties hereunder. You
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shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with your full time employment hereunder and which do not violate the other provisions of this Agreement. You further agree to comply fully with all reasonable policies of the Company as are from time to time in effect.

         3. COMPENSATION. Your compensation will be at an annual base rate of $145,000, payable in accordance with the normal payroll practices of the Company. You will be compensated as an employee as of October 1, 1997. You will also be eligible for a cash bonus beginning in 1998 under a bonus plan which is determined annually.

         4. STOCK OPTIONS. The Company will grant to you an incentive stock option to purchase 30,000 shares of common stock at an exercise price equal to the closing price as quoted by NASDAQ on the day prior to the date of this Agreement. The option will be granted under the Company's 1996 Stock Option Plan, and the option agreement will provide that the option will vest and become exercisable as to 20% of the option shares on each anniversary of the date of your employment with the Company, and that the option will terminate on the sixth anniversary of the date of grant.

         5. FRINGE BENEFITS. You will be entitled to participate in any employee benefit plans, including vacation provisions, that the Company maintains during your employment and which are made generally available to all other management employees, in accordance with their terms as from time to time amended. This includes a 401(k) and profit sharing plan, and paid medical insurance. It is agreed that during your first year of employment, you will be entitled to two weeks of vacation at any time during such first year. It is agreed that the Company will pay any necessary COBRA payments on your behalf due to any break in medical coverage for any reason, including pre-existing conditions.

         6. CONFIDENTIAL INFORMATION.

                  (a) As used throughout this Agreement, the term "Confidential Information" means any information you acquire during employment by the Company (including information you conceive, discover or develop) which is not readily available to the general public and which relates to the business, including research and development projects, of the Company, its subsidiaries or its affiliated companies.

                  (b) Confidential Information includes, without limitation, information of a technical nature (such as trade secrets, inventions, discoveries, product requirements, designs, software codes and manufacturing methods), matters of a business nature (such as customer lists, the identities of customer contacts, information about customer requirements and preferences, the terms of the Company's contracts with its customers and suppliers, and the Company's costs and prices), personnel information (such as the identities, duties, customer contacts, and skills of the Company's employees) and other financial information relating to the Company and its customers (including credit terms, methods of conducting business, computer systems, computer software, personnel data, and strategic marketing, sales or other business plans). Confidential Information may or may not be patentable.

                  (c) Confidential Information does not include information which you learned prior to employment with the Company from sources other than the Company, information you develop after

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employment from sources other than the Company's Confidential Information or information which is readily available to persons with equivalent skills, training and experience in the same fields or fields of endeavor as you. You must presume that all information that is disclosed or made accessible to you during employment by the Company is Confidential Information if you have a reasonable basis to believe the information is Confidential Information or if you have notice that the Company treats the information as Confidential Information.

         7. CONFIDENTIALITY.

                  (a) Except in furtherance of the Company's business, you shall not at any time, either during or for five years following employment with the Company, make use of, or disclose to any other person or entity, any Confidential Information unless (i) the specific information becomes public from a source other than you or another person or entity that owes a duty of confidentiality to the Company and (ii) twelve months have passed since the specific information became public. However, you may discuss Confidential Information with employees of the Company when necessary to perform your duties to the Company.

                  (b) Upon Employment Separation, you shall deliver to the Company all copies, notes, documents or records of any kind that relate to any Confidential Information. As used herein, the term "notes" means written or printed words, symbols, pictures, numbers or formulae. As used throughout this Agreement, the term "Employment Separation" means the separation and/or termination of your employment with the Company, regardless of the time, manner or cause of such separation or termination.

         8. INVENTIONS.

                  (a) As used throughout this Agreement, the term "Inventions" means any inventions, improvements, designs, plans, discoveries or innovations of a technical or business nature, whether patentable or not, relating in any way to the Company's business or contemplated business if the Invention is conceived or reduced to practice by you during your employment by the Company. Inventions includes all data, records, physical embodiments and intellectual property pertaining thereto. Inventions reduced to practice within one year following Employment Separation shall be presumed to have been conceived during employment.

                  (b) Inventions are the Company's exclusive property and shall be promptly disclosed and assigned to the Company without additional compensation of any kind. If requested by the Company, you, your heirs, your executors, your administrators or legal representative will provide any information, documents, testimony or other assistance needed for the Company to acquire, maintain, perfect or exercise any form of legal protection that the Company desires in connection with an Invention.

                  (c) Upon Employment Separation, you shall deliver to the Company all copies of and all notes with respect to all documents or records of any kind that relate to any Inventions.

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         9. TERMINATION AND COVENANT NOT TO COMPETE.

                  (a) You acknowledge that the Confidential Information has been and will be developed and acquired by the Company by means of substantial expense and effort, that the Confidential Information is a valuable asset of the Company's business, that the disclosure of the Confidential Information to any of the Company's competitors would cause substantial and irreparable injury to the Company's business, and that any customers of the Company developed by you or others during your employment are developed on behalf of the Company. You further acknowledge that you have been provided with access to Confidential Information, including Confidential Information concerning the Company's major customers, and its technical, marketing and business plans, disclosure or misuse of which would irreparably injure the Company.

                  (b) During employment by the Company and for a period of twelve (12) months following Employment Separation, you shall not (as an owner, shareholder, officer, employee, manager, consultant or otherwise):

                           (i) Contact any employee of the Company for the purpose of discussing or suggesting that such employee resign from employment with the Company for the purpose of becoming employed elsewhere;

                           (ii) Provide information about individual employees of the Company or personnel policies or procedures of the Company to any person or entity, including any individual, agency or company engaged in the business of recruiting employees, executives or officers; or

                           (iii) If you served as an officer of the Company or performed any duties involving sales, marketing, sales engineering and/or product line management in the twelve months preceding Employment Separation, you shall not promote, solicit for sale or sell any product or service in direct competition with the Company's products or services (A) to any entity that purchased over $250,000 in goods and/or services from the Company during the 12 months preceding Employment Separation, (B) to any entity which you called on for the purpose of promoting or selling the Company's products or services during the 12 months preceding Employment Separation, or (C) to any entity which received a sales proposal from the Company within 12 months of Employment Separation if the goods or services which you seek to sell, solicit for sale or promote are directly competitive with the goods and services which are the subject of the Company's proposal to the entity and the entity has not yet rejected the Company's sales proposal.

         (c) An Employment Separation for Cause will occur upon a determination by the Company that "Cause" exists for your termination and the Company serves you written notice of such termination. As used in this Agreement, the term "Cause" shall refer only to any one or more of the following grounds:

                           (i) Commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of the Company;

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                           (ii) Engagement in activities or conduct clearly
         injurious to the best interests or reputation of the Company;

                           (iii) Refusal to perform your assigned duties and responsibilities;

                           (iv) Gross insubordination;

                           (v) The clear violation of any of the material terms and conditions of this Agreement or any other written agreement or agreements you may from time to time have with the Company (following 30-days' written notice from the Company specifying the violation and your failure to cure such violation within such 30-day period);

                           (vi) Substantial dependence, as determined by the Board of Directors of the Company, on alcohol, or any narcotic drug or other controlled or illegal substance; or

                           (vii) Commission of a crime which is a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with your employment by the Company which causes the Company a substantial detriment.

                  You will have the right to submit the Company's determination of "Cause" to arbitration in Columbus, Ohio before a single arbitrator under the rules of the American Arbitration Association.

                  (d) In the event of an Employment Separation as a result of termination by the Company for Cause or termination by you for any reason, the Company will pay you the earned but unpaid portion of your base salary through the termination date.

                  (e) In the event of an Employment Separation as a result of termination by you for any reason, you will continue working for the Company during a 14-day notice period, but only if the Company so desires to continue your employment and to compensate you during such period.

                  (f) In the event of an Employment Separation as a result of termination by the Company without Cause, the Company will pay you the earned but unpaid portion of your base salary through the termination date and will continue to pay you your base salary for an additional three months (the "Severance Period"); provided, however, if you accept other employment during the Severance Period, the Company shall pay you your base salary until the first to occur of the expiration of the Severance Period or the commencement of the other employment.

                  (g) The noncompetition periods described in Section 9(b) of this Agreement shall be suspended while you engage in any activities in breach of this Agreement. In the event that a court grants injunctive relief to the Company for your failure to comply with Section 9, the noncompetition period shall begin again on the date such injunctive relief is granted.

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                  (h) Nothing contained in this Section 9 shall be construed as limiting your obligations under Sections 6 or 7 of this Agreement concerning Confidential Information and Confidentiality.

                  (i) If the Company terminates you without Cause, you will be excused from the noncompetition restrictions contained in Section 9(b)(iii) hereof.

          10. REMEDIES. Without limiting any of the Company's other remedies, you agree that, in the event you fail to comply with this Agreement in any way, the Company shall be entitled to injunctive relief against you to enforce your obligations under this Agreement and you shall reimburse the Company for its reasonable expenses, including attorneys' fees, incurred in seeking to enforce this Agreement. If the Company seeks to enforce its rights under this Agreement in a court and is denied any relief, the Company shall reimburse you for your reasonable expenses, including attorneys' fees, in defense of that court action.

         11. EXIT INTERVIEW. Prior to Employment Separation, you shall attend an exit interview if desired by the Company and shall, in any event, inform the Company at the earliest possible time of the identity of your future employer and of the nature of your future employment.

         12. NO WAIVER. Any failure by the Company to enforce any provision of this Agreement shall not in any way affect the Company's right to enforce such provision or any other provision at a later time.

         13. SAVING. If any provision of this Agreement is later found to be completely or partially unenforceable, the remaining part of that provision of any other provision of this Agreement shall still be valid and shall not in any way be affected by the finding. Moreover, if any provision is for any reason held to be excessively broad as to time, duration, geographical scope, activity or subject, such provision shall be interpreted by limiting and reducing it to preserve enforceability to the maximum extent permitted by law.

         14. EMPLOYMENT AT WILL; NO LIMITATION. You acknowledge that your employment by the Company is at-will and that your employment may be terminated at any time by the Company or you with or without cause. This Agreement is in addition to and not in place of other obligations of trust, confidence and ethical duty imposed on you by law.

         15. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio without reference to its choice of law rules.

         16. FINAL AGREEMENT. This Agreement replaces any existing agreement between you and the Company relating to the same subject matter and may be modified only by an agreement in writing signed by both you and a duly authorized representative of the Company.

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         17. FURTHER ACKNOWLEDGMENTS. YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A
COPY OF THIS AGREEMENT, THAT YOU HAVE READ AND UNDERSTOOD THIS AGREEMENT, THAT YOU UNDERSTAND THIS AGREEMENT AFFECTS YOUR RIGHTS, AND THAT YOU HAVE ENTERED INTO THIS AGREEMENT
VOLUNTARILY.

                                      APPLIED INNOVATION INC.

                                      By:  /s/ Gerard B. Moersdorf, Jr.
                                         ------------------------------------
                                          Gerard B. Moersdorf, Jr., President


                                      EMPLOYEE:

                                           /s/ William J. Mrukowski
                                      ---------------------------------------
                                      William J. Mrukowski

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